Exhibit 11.2

Insider Trading Prevention Policy

Chapter 1: General Provisions

(Purpose of the Policy)

Article 1: This Policy aims to set forth rules for the management of material non-public information obtained by directors, officers, and employees of LogProstyle (the “Company”) and its group companies (the “Group”), the regulation of trading in securities by such individuals, and the disclosure of material non-public information related to the Group. The objective is to prevent insider trading in violation of the Financial Instruments and Exchange Act and related laws and regulations (including those of Japan and the United States, hereinafter the same), ensure timely disclosure of material information, and maintain the Group’s credibility in the securities markets.

(Definitions)

Article 2: The terms used in this Policy shall have the following meanings:

1. “Insider Trading” refers to the trading of securities by directors, officers, or employees of the Group who, in the course of their duties, obtain material non-public information regarding the Group or other listed companies and engage in trading such securities while aware of such information.

2. “Securities” refers to shares, stock acquisition rights, bonds with stock acquisition rights, covered warrants, exchangeable bonds, and other specified securities as defined by law.

3. “Directors, Officers, and Employees” refers to directors, auditors, employees (including regular, contract, part-time employees), dispatched workers, secondees, and those who have retired or resigned within one year.

4. “Material Non-public Information” refers to undisclosed material facts concerning the business or operations of listed companies as defined by law.

5. “Public Disclosure” refers to disclosure methods specified by law, including public announcements through media or securities exchanges.

Chapter 2: Management of Material Information

(Information Management Officer)

Article 3: The Company shall appoint an Information Management Officer (the head of the Finance and Accounting Department) responsible for managing material information and ensuring timely disclosure.

(Duties of Information Management Officer)

Article 4: The Information Management Officer shall:

- Prevent leaks of material information except where necessary for duties.

- Ensure proper handling and storage of documents and electronic records containing material information.

- Provide necessary instructions and guidance to directors, officers, and employees.

(Prohibition of Unauthorized Disclosure)

Article 5: Directors, officers, and employees must maintain the confidentiality of material information and may not disclose it to unauthorized parties.

Chapter 3: Reporting of Material Information

(Reporting Obligation)

Article 8: Directors, officers, and employees who obtain material information must immediately report to their supervisor or the Information Management Officer.

Chapter 4: Public Disclosure of Material Information

(Decision and Responsibility)

Article 11: The Information Management Officer shall determine the content, timing, and method of public disclosure in consultation with relevant departments.

Chapter 5: Rules on Trading

(Prohibited Trading Period)

Article 13: Directors, officers, and employees may not trade securities related to material information until it is publicly disclosed.

(Application for Trading)

Article 15: Directors, officers, and employees must submit a prior application to the Information Management Officer at least five business days before trading securities of the Company.

Chapter 6: Education and Training

(Education)

Article 18: The Company shall provide continuous education and training to ensure awareness of this Policy and related laws.

Chapter 7: Miscellaneous

(Amendment of Policy)

Article 20: This Policy shall be managed by the Administration Department and may be amended by resolution of the Board of Directors.

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This is an English summary translation of the Insider Trading Prevention Policy. The full Japanese version shall prevail in case of any discrepancy.